Exhibit 99.1 MBIA Inc. 113 King Street Armonk, NY 10504 www.mbia.com NEWS RELEASE

MBIA, Media: Willard Hill +1-914-765-3860

APCO Worldwide, Media: Jim McCarthy +1-202-333-8810

MBIA, Investor Relations: Greg Diamond +1-914-765-3190

MBIA RELEASES LETTER TO OWNERS

ARMONK, March 10, 2008 - MBIA (NYSE:MBI) yesterday released the following Letter to Owners from MBIA Chairman and Chief Executive Officer Jay Brown.

March 9, 2008

Dear Owners,

The big news of the past week was the announcement of our decision to request withdrawal of our Insurer Financial Strength (IFS) ratings from Fitch after the market closed on Friday. I will address that below, but for most of us at MBIA, Friday was far more important for another reason, as we sadly had to say goodbye to many of our colleagues. While I knew the redeployment decision was one I would have to make early upon my return, this didn’t make it any easier. We wish our former associates the best of luck in the years ahead and won’t be surprised if some of them wind up being stars at our competitors – they are that good.

Rating Agency Overview Part 2*

I have received calls and emails from many of you following last week’s letter on my observations of the rating agencies. By now you will have seen that we requested Fitch to withdraw their IFS ratings on our insurance subsidiaries (our letter to Fitch was posted on our website after Fitch released it publicly). The questions on everyone’s mind are, obviously, “Why Fitch, and why now?”

The answer comes from considering who the IFS ratings are intended for, not from reacting to where the IFS ratings seem to be having the greatest influence in today’s chaotic markets. When a potential issuer evaluates how to access the market most efficiently, they and their advisors contract with one or more rating agencies to evaluate the credit instrument and to determine how it will be rated based on its characteristics. If the issuer also wants to evaluate the value of bond insurance on that credit instrument, then we independently perform our own assessment and work with the selected agencies to see how they have analyzed the issuer’s credit. Having worked with Fitch on thousands of transactions, I can assure you that MBIA believes their work, despite their modest market share with our customers, is totally on par with the others and, in some sectors, is best of breed.

After we agree to provide a financial guarantee on a transaction, the security then trades in the market. Sophisticated investors will look at both the underlying credit itself and at the value of our credit enhancement. They will often purchase information about that credit from the rating agencies or discuss it with them or with us, particularly when that credit is in the news. (The Eurotunnel transaction comes to mind where there were hundreds of such inquiries). The fact that every credit is unique explains clearly why the tens of thousands of credits we insure trade at such wide variances in spreads. If investors were only looking at the MBIA guarantee, they would all trade virtually identically!

Given that it is these issuers and investors that we are focused on, we work extensively with the major rating agencies to analyze the strength of our guarantee as it applies to the credits we insure. This is the IFS rating. As noted last week, the three major rating agencies all use a combination of their own fundamental credit analysis and other information to decide on IFS ratings for MBIA. In the case of all three agencies, this analysis often involves discussions between their credit analysts in a particular sector as well as the bond guarantor credit analysts talking with their counterparts at our shop, which enables us to understand why there might be different views that impact their overall assessment of our firm. Since S&P and/or Moody’s are selected by virtually 100% of our issuers, whenever there is a major credit sector event we almost always have a direct dialogue with teams that have assessed that credit at the time of issuance and then continue to monitor it, and its sector, in detail. The importance of this communication and the understanding of the fundamental credits underlying our guarantees cannot be underestimated as we manage both our current portfolio and plan for our future.

In the case of Fitch, however, the situation is somewhat different. While about 30% of our issuers (mainly on the U.S. public finance side of the business) choose Fitch to do credit analysis at the transaction level, virtually none of our issuers choose to work only with Fitch. In fact, we could locate only three transactions in our database. In contrast, over 85% of MBIA’s total insured portfolio is analyzed at the transaction level by Moody’s and S&P. This is the core of the difficulty we encounter in using Fitch’s evaluation of our credit portfolio as we manage our business. Fitch has been very aware of this issue of partial portfolio coverage, both at issuance and over the life of the transactions.

A couple of years ago they contracted to have an extensive default study performed, and they built a complex model (MATRIX) to use both their own data and ours. They requested that we supply the ratings from the other two agencies and our own internal ratings to use as inputs. The default study (which we have asked for so we can understand the model, but which they have not yet provided or made public) establishes the parameters of the model, and then Fitch selects which rating to use in the model. For those transactions that they haven’t rated (in MBIA’s case, over 70% of our insured portfolio), Fitch’s capital modeling relies heavily on ratings information from its competitors that we supply, and does so in a way that results in inappropriate capital requirements for our company – specifically, they use the “lower of” the other two agencies’ ratings.

The end result is that we have very little idea why Fitch’s capital model produces the charges it does, and why it can change so rapidly at any point in time when there is no obvious change in our circumstance or in the credit market at large. A good example of this is when we received an affirmation of our rating from Fitch on January 16th at the Triple-A Stable level following our successful $1 billion surplus notes offering. Then on February 5th, Fitch announced that they were putting us on review for possible downgrade! Did the world (or their model) really change that much in two weeks? The only event of note that I can think of is the fact that the other two agencies put us on review for possible downgrade in the intervening time period.

Given the fact that every investor in an MBIA-enhanced security has the benefit of transaction-level credit analysis from either or both Moody’s and S&P and has received in the past two weeks an affirmation of our Triple-A (an upgrade to negative outlook – but we are working on doing even more), the value of the IFS rating from Fitch to potential issuers or to investors in our securities seems limited at this time. Of equal importance in today’s environment, the impact of even a hint of change in Fitch’s IFS ratings for MBIA causes serious volatility in terms of how our company is viewed in the equity markets, the CDS market (more on that later) and the reputation of our firm.

This is the core rationale why we asked Fitch to withdraw their IFS rating on MBIA.

In response to the question I see bouncing through the financial press and on the internet as to whether the “real” reason we withdrew the ratings now is because we were about to be downgraded, I can only say this: I have had just one meeting with Fitch since I returned, and because of the issues I described above, there is no way my team can estimate what the Matrix model will produce in any given week, nor why changes may occur, nor when. The fact is, we have been assessing the value of Fitch’s IFS ratings for some months now. Given our belief that there was no announcement pending from them in the near-term as they were still requesting information, and in light of our conclusion that Fitch’s IFS ratings are limited in value because of their relative lack of direct transaction-level analysis, we believe it was an appropriate time to request that Fitch no longer provide us with its IFS ratings.

We do intend to work with Fitch to perform the analysis needed to rate our own debt securities. Equally important, we are planning on working with them in the future in those areas where they have a major share of the market and when we have different insurance entities targeted at those markets that fit our credit risk appetite.

CDS from my chair: “The Place Where the Big Guys Play for Big Stakes!”

Although Fitch dominated our conversations last week, since returning to MBIA I have also heard from many of you regarding credit default swap (“CDS”) contracts written on MBIA’s holding company’s debt and insurance subsidiary’s insurance claims-paying ability. You have asked, “Why are MBIA’s spreads so wide, given the stabilization in the business and recent Triple-A ratings affirmations by both Moody’s and S&P?” (You are not the only ones asking this question, as this was also one of the first questions posed to me in the Bloomberg interview on Monday of last week.) According to our team downstairs in Asset Management, the one-year basis point equivalent CDS spread on the holding company is around 1,700 basis points, and the annualized basis point equivalent cost of credit protection for a five-year contract is approximately 800 basis points. Before I delve into my answer, let me first provide a brief primer on the mechanics of CDS contracts. (By the way, I too had to dig a little internally to refresh my memory around this esoteric market.)

Credit default swaps allow investors to insure against the credit risk of an underlying debt security (i.e., our holding company public debt) or a reference entity (in our case, our financial guarantee policies written). The contract is entered into by two counterparties, one being the seller of credit protection and the other being the buyer of credit protection. MBIA is not a party to any of the referenced transactions. These counterparties also have very different incentives than our traditional stakeholders, namely you as owners and our fixed-income investors of wrapped securities, which will become very clear as we look more closely at this market below. Buyers of credit protection pay the seller a fee in return for the promise to receive a cash settlement payment (or, deliver the underlying referenced security in exchange for a full par payment on that security) if a default on the underlying security occurs. In a typical CDS contract there are three possible events that would trigger a payout: 1) a failure to pay a principal or interest payment, 2) a bankruptcy filing, and/or 3) a debt restructuring. CDS contracts have a limited term, which is defined in the contract.

So here is how this relates to us: investors who enter into CDS contracts buying protection on MBIA Inc., our publicly traded holding company, will realize a benefit if MBIA Inc. defaults on its debt before that contract matures. For instance, to insure against default of $10 million of MBIA Inc. debt within the next year costs $1.7 million (using the spreads quoted above), while the same coverage for the next five years costs approximately $800 thousand per year (or, said another way, it costs approximately $4 million to purchase a five-year, $10 million insurance policy on MBIA Inc.’s debt).

By my simple bond math, this pricing on five-year CDS indicates an over 60% chance that MBIA will default within five years (depending on the timing and recovery value assumptions of the bonds at default). As an interesting side bar, Moody’s historical corporate bond default tables show the cumulative defaults for Aa-rated entities (our holding company’s rating) over 5 years to be 0.18%, and the cumulative default history for Ba-rated entities (9 rating notches below where we are currently rated) to be 11.3%. So to be clear, the implied default rate on our CDS pricing is approximately 300 times greater than our rating would imply versus historical data, and approximately 6 times greater than a rating 9 notches lower than ours.

Now let’s consider what a person buying CDS on MBIA Inc. is really protected against. For simplicity’s sake, let’s use our 1-year CDS in this example. Over the next year, MBIA Inc. would have to make approximately $80 million in interest payments on its outstanding debt and no scheduled payments of any principal. Thus, someone buying one-year credit protection on MBIA Inc. is betting that the $1.6 billion in cash and short-term investments currently held by MBIA Inc. will not be sufficient to cover its $80 million of interest expense. As a former old-time CFO, this frankly doesn’t make sense to me. Even when we contribute a substantial portion of the $1.1 billion into our insurance and asset management subsidiaries, we would still be left with approximately $500 million in cash to cover the next year’s financial obligation of $80 million.

I should note that the analysis I have laid out above assumes MBIA Inc. 1) receives no dividends from its insurance subsidiary (although we are eligible to start paying regular dividends in May) or its asset management subsidiary (as much as $80 million in 2008), 2) generates no income from its cash and short-term investments at the holding company, and 3) does not draw upon its existing $500 million available revolving line-of-credit. In addition, this recognizes that 4) the $28 billion of liabilities of our asset/liability management business that are guaranteed by our insurance company and held at MBIA Inc. are backed fully by the $28 billion of existing assets dedicated to this asset/liability management business that also reside at MBIA Inc. Taking all this into account, by my calculations (ignoring the $1.1 billion), we have approximately $500 million of cash at the holding company covering over three years of interest and scheduled principal payments, before the benefit of the 4 items noted above.

Also, it is important to keep in mind that we do not have any principal payments pending on our debt until 2010, and even that payment is just $100 million, net of a cross-currency swap on the debt. Further, the funded debt at MBIA Inc. does not have maintenance covenants or acceleration provisions tied to our operating performance (e.g., default can only be caused by us missing an interest or principal payment).

Now that we’ve discussed how improbable default is at MBIA Inc. over the next year, take a look at the below chart, which shows the approximate annual cost of buying CDS on MBIA Inc. based on the contract’s maturity. This chart shows that on an annual basis it is more expensive to buy shorter dated credit protection than longer dated protection on MBIA Inc. Now I’ve heard of, and lived through, inverted yield curves, but I find the inversion of this CDS curve to be quite perplexing.

What the CDS market is telling us through this curve is that it believes that the greatest risk of default for MBIA Inc. is over the next year. Given the example I just walked through above, I hope you will agree that default at MBIA Inc. is highly improbable over the next year (I think even our most vocal critics will agree that $500 million+ of cash should be enough to pay $80 million in holding company financial payments). If, as the CDS market is telling us, the risk of default at MBIA Inc. diminishes the further we go out in the future, and as we just discussed, there is minimal risk of default over the next year, one might wonder what are those investors buying CDS protection spending their money on? Given our robust financial position at MBIA Inc., I would certainly argue that the existing spread in the short-term is illogical.

I suppose one potential explanation could be fear that the New York State Insurance Department (NYSID), the regulator of our insurance subsidiary, might not allow our insurance subsidiary to pass dividends up to MBIA Inc. this year. While I discussed above why our holding company remains solvent for many years even without dividends from our regulated insurance subsidiary, let’s explore the NYSID point anyway.

I think a lot of the confusion regarding what the NYSID will and will not allow our insurance subsidiary to do stems from a misunderstanding of the NYSID’s mandate. As stated by both NYSID Commissioner Eric Dinallo and New York State Governor Eliot Spitzer during their congressional testimony on February 14th, the NYSID’s mandate is to ensure that financial guarantors have sufficient capital to pay policyholders in the event of claims. To be clear, the NYSID’s mission is not to ensure that financial guarantors maintain Triple-A ratings. Given that much of the debate in the markets (with the exception of a few, albeit vocal, self-interested parties) has been around whether MBIA’s insurance subsidiary deserves a Triple-A rating or a Double-A rating, I find it improbable that anyone could conclude that MBIA’s policyholders bear sub-investment-grade default risk. (Last time I checked, Double-A-rated insurance companies such as Allstate, Prudential, and State Farm were considered very well capitalized, and we of course were recently affirmed Triple-A).

Mr. Dinallo has affirmed this in a letter to the House Subcommittee on Capital Markets dated February 4, 2008, saying, “A move from AAA to AA still leaves a highly solvent, financially strong FGI (financial guarantor insurer), particularly when compared to the vast majority of other regulated insurers.” Therefore, I remain very comfortable that the NYSID will continue to allow MBIA’s insurance subsidiary to distribute regular dividends to the holding company, even if we don’t need them to cover our fixed charges. In the history of MBIA, even through every credit crisis we have seen, our regular dividend was never impeded. I should also note that we always evaluate the capital of all of our subsidiaries and make certain that we have the capital in place that we want before requesting a dividend. (For clarification, the dividend from MBIA’s insurance subsidiary to MBIA Inc. is separate and distinct from the dividend that MBIA Inc. pays its shareholders, which the Board of Directors recently eliminated.)

Turning back to the CDS market and why I labeled this section “The Place Where the Big Guys Play for Big Stakes,” I had our team downstairs run another little exercise that might explain a bit why some of our critics are more vocal than others. If someone had purchased protection, say, in January of last year when spreads on our five-year CDS were relatively benign, they would have paid about 40 basis points per year. If they wanted to bet a $30 million annual fee that MBIA Inc. would fail, they could have purchased $7.5 billion in protection. How has this trade faired in the intervening period? Throughout 2007 and into this year, credit spreads on the MBIA Inc. 5-year CDS have soared steadily upward through January 22nd reaching a peak of nearly 1,500 basis points before falling back to 600-900 over the past couple of weeks. On paper, the value of the trade peaked north of $2.6 billion on January 22nd and has since fallen back by nearly half that amount. The reality is that for the guys who play in this $45 trillion zero sum game (always a winner and a loser), the $30 million is chump change. It is also why, given the amount of money that can be made here, people will go to no ends insisting the company will be broke in mere weeks. I think it also gives you an idea as to one of the reasons I made the decision to disentangle our insurance subsidiaries from the credit derivative markets, given the different incentives of players in this market from our own stakeholders.

To close, while I’ve spent much of this letter referencing CDS at MBIA Inc., I could analyze in a similar fashion the misvaluation of CDS at our insurance subsidiary where, given the pay-only-when-due nature of our liabilities, the CDS spreads make even less sense; but I won’t, in the interest of your time and saving reams of paper (feel free to shoot me an email though if you’d care to dig in further).

So, after thinking carefully through the facts, I yet again ponder the question asked by many of you: Why are MBIA’s CDS spreads so wide, given the stabilization in the business and recent affirmation of our Triple-A rating by both Moody’s and S&P? It is certainly appropriate that spreads should have widened from a few years ago. Make no mistake about it, we wrote some business that in hindsight we wish we hadn’t, and those decisions have certainly had an impact on the market’s confidence in MBIA. I would also agree that the financial system currently has more risk in it today. There is also the possibility that CDS on MBIA is being used by banks and hedge funds to hedge direct or indirect exposures to other asset classes like RMBS and CDOs, and thus our spreads are being influenced by technical trading which does not really have any bearing on our real financial health. Or is it just that we are being used as a ping-pong ball in a high stakes games by the big guys?

While all this may be driving the cost of hedging MBIA’s credit exposure, do we really believe our holding company will default on a financial obligation in the next year? Should the spreads on our CDS be as wide as they are now? Should our CDS curve be inverted? Based on fundamentals as they relate to our company and matter to our owners and fixed-income investors, I really don’t think so.

How did MBIA Become the Linchpin Supporting the Market Value of the Entire Global Financial System??

Having been on the outside of the company up until three weeks ago, I had a ringside seat as the financial press and TV networks came to conclude that MBIA and the other financial guarantors were at the center of the current credit crisis. Chuck Chaplin has written a nice primer on Mark-to-Market (MTM) from his perspective, which is available on our website. You might want to read it first before tackling this section, which addresses the implications of the media’s conclusions.

As noted in Chuck’s primer, as credit spreads in the credit derivative market have soared, the impact of MTM on that portion of our contingent credit portfolio has risen dramatically, reaching $3.7 billion at year-end. While we currently expect that we will see only $200 million in losses from that business, the $3.7 billion is still a very big number in anybody’s book. As his piece points out, MTM losses and gains do not show the fundamental economic credit performance of our financial guarantee business over time. However, for other financial institutions, the role of the MTM is very different. The real story that has dragged us into the spotlight is what was happening at the same time in the major banks and financial institutions that held similar underlying assets, some insured by us and others, some not insured.

I have no idea how much of these assets are distributed around the world, but it doesn’t take much sleuthing to find $500 billion. Assuming that half is not insured, let’s first look at what happened to that $250 billion as the global capital markets for these instruments completely froze up at the end of last summer. Since virtually all of the holders of these types of assets are either regulated financial institutions or large-scale fixed-income asset managers, they are all subject to valuing these assets at a price at which they can immediately be sold. Given the virtual total lack of liquidity in recent months, the holders of these securities turned to a variety of instruments that trade in the credit derivative market discussed above and used them as credit derivative inputs to a wide range of valuation models. While the actual valuations for any instrument are difficult to establish, it is reasonable to assume that the combined effect on the $250 billion was a loss in value of at least 50% or $125 billion. For regulated financial institutions, this valuation loss comes from the regulated capital they must hold to support existing and future business. A significant portion of the capital raising we saw late last fall was to replace this lost regulated financial institution capital, an effort that has continued into this year.

But what happened to the other $250 billion in insured assets? While it is very difficult to determine even for one institution, it would appear that some institutions took modest losses on the insured assets, some hedged the exposure in the credit derivative market (contributing to the significant spread widening of the financial guarantors’ CDS) or by shorting equity positions, and some did nothing. This is where the regulators of the major financial institutions started to coordinate their efforts with the New York State Insurance Department, which is the primary regulator of most of the financial guarantors. The basic question being, “Is it reasonable for a small handful of financial guarantor companies like MBIA to be the accounting support to stave off another $125 billion in MTM losses?” If the institutions were submitting claim requests for actual realized losses to the financial guarantee companies, the answer is clearly no.

This is the dilemma we find at the accounting juncture between the guarantors and their financial institution counterparties. If the guarantors maintain a very high rating, the valuation models for financial institution counterparties will allow them to maintain high valuations and only recognize modest MTM losses, therefore significantly reducing the need for additional capital to supplement their regulated capital bases.

The sheer folly of suggesting that MBIA, the largest financial guarantor, could be the linchpin holding up the market value of the global financial system has lit a bonfire under the financial press that has lead to the daily speculation (or real-time if you follow the TV networks) about our fate. Not surprisingly, we have seen many thoughtful pieces starting to appear on the real versus theoretical implications of current accounting valuation dictates, on the moral hazard implicit in the credit derivative market, and on the issues brought about by significant recapitalizations arising from recent valuations.

Recognizing this, we are working harder to explain our side of the story but the real answer ultimately will involve a more coordinated effort to regulate all of the different financial institutions in a more coordinated fashion. From my perspective, given the sheer size of the $45 trillion credit derivative market, it clearly has to be included in any effort. New York has an effort underway with the New York State Commission to Modernize the Regulation of Financial Services headed by NYSID Superintendent Eric Dinallo. While clearly New York can’t do it all, we are pleased to see this initiative in our home state. I expect that this crisis has given the Commission and the folks in Washington real food for thought on what type of reform is needed.

While we are working diligently to improve our capital margins and strengthen our Triple-A ratings, we made the decision to exit the credit derivative business from our insurance companies. I think the outline above makes it clear why this is a good decision for your company.

Closing Thoughts

For those of you have gotten all the way through this letter, I apologize for taking so much of your valuable time. But these are issues that you as owners must understand clearly in order to feel comfortable deciphering some of what you read and hear in the financial press and what you observe in the capital markets around the world.

I don’t expect that I will be writing to you as frequently going forward unless there are significant events that occur. I will be writing you at each quarter’s end when we release results and file our 10Qs. The good news is that we are starting to write some business in the new issue market, and I have my first couple of credit underwriting meetings this week, a lot more fun than writing letters.

Sincerely,

Jay Brown

Chairman and CEO

MBIA

* for Part 1, see my Letter to Owners dated March 3 on mbia.com

This release contains statements about future results that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA’s control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA’s innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.’s principal operating subsidiary, MBIA Insurance Corporation, has the following financial strength ratings: Triple-A with negative outlook from Standard & Poor’s Ratings Services and Triple-A with negative outlook from Moody’s Investors Service. Please visit MBIA’s Web site at www.mbia.com.

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